UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2007 (March 16, 2007)
STERLING CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50132 (Commission File No.)	76-0502785 (IRS Employer Identification No.)

333 Clay Street, Suite 3600 Houston, Texas (Address of principal execute offices)	77002-4109 (Zip Code)
(713) 650-3700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Sterling Chemicals, Inc. (“Sterling”) announced today that it intends to commence an offering of $125 million in the aggregate principal amount of a new issue of senior secured notes due 2015. The offering of the notes, which is subject to market and other conditions, will be made to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), in offshore transactions to non-U.S. investors under Regulation S of the Securities Act and to a limited number of institutional accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act.
     Net proceeds from the offering will be used to repurchase or redeem Sterling’s existing senior secured notes due 2007, pay for general corporate purposes and pay related fees and expenses.
     The notes will not be registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy.
     Certain statements in this Current Report on Form 8-K that are not historical fact may be “forward-looking statements.” Actual events may differ materially from those projected in any forward-looking statement. There are a number of important factors involving risks and uncertainties beyond the control of Sterling that could cause actual events to differ materially from those expressed or implied by such forward-looking statements. A description of risks and uncertainties relating to Sterling and its industry and other factors, which could affect Sterling’s results of operations or financial condition, are included in Sterling’s Securities and Exchange Commission filings. Sterling undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING CHEMICALS, INC.
Date: March 16, 2007	By:	/s/ Richard K. Crump
		Name:	Richard K. Crump
		Title:	President and Chief Executive Officer